EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the Common Stock of Genesis Health Ventures, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of January 7, 2004.

HIGHLAND CAPITAL MANAGEMENT, L.P.

By: Strand Advisors, Inc., its general partner

	By:	/s/James Dondero

	Name: Title:	James Dondero President

HIGHLAND CRUSADER OFFSHORE PARTNERS, L.P.

By: Highland Capital Management, L.P., its general partner
By: Strand Advisors, Inc., its general partner

	By:	/s/James Dondero

	Name: Title:	James Dondero President

PROSPECT STREET HIGH INCOME PORTFOLIO INC.

By:	/s/James Dondero

Name:	James Dondero
Title:	President

PCMG TRADING PARTNERS XXIII LP

By: Strand Advisors III, Inc., its general partner

	By:	/s/James Dondero

	Name: Title:	James Dondero President

/s/James Dondero

JAMES DONDERO